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                                                                 EXHIBIT 10.7.c



[THE BANK OF NEW YORK LETTERHEAD]




January 7, 1994



ITT Commercial Finance Corp.
95 Washington Street
Canton, Ma.  02021


RE:      MANCHESTER EQUIPMENT COMPANY, INC. (the "Company")


Gentlemen/Ladies:

         We hold available for the Company a line of credit under which we have made and may take advances to the Company.

         As security for its present and future indebtedness to us, the Company has granted to us a security interest in, among other things, (i) all of its now existing and hereafter arising or created accounts, contract rights, instruments, documents, chattel paper and general intangibles (including but not limited to trademarks), all proceeds thereof and all returned or repossessed goods, the sale of which gave rise to any of the foregoing (hereinafter, collectively, the "Receivables"); (ii) all of its now owned and hereafter acquired inventory, wherever located including all work in process, finished goods and raw materials, and the proceeds thereof (hereinafter, collectively, the "Inventory"); and (iii) all equipment, machinery, furniture, fixtures, dies, tools, and other tangible personal property of the Company, wherever located and whether now owned or hereafter acquired by the Company, and all proceeds of the foregoing ("M&E"). Inventory and M&E shall include but not be limited to "ITT products" (as hereinafter defined) and for purposes of this agreement, Inventory and M&E excluding ITT Products shall hereinafter be referred to as "Other Inventory and M&E".

         The Company has advised us that, as security for its indebtedness to you, the Company has granted to you a security interest in all of its now owned and hereafter acquired inventory and equipment manufactured, distributed or sold by Apple Computers, Inc. or any of its subsidiaries or affiliated companies and/or bearing any trademark or tradename of Apple Computers, Inc. or any of its subsidiaries or affiliated companies, wherever located, including all discounts, rebates, credits, incentive payments,
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returns, repossessions, exchanges, substitutions, replacements, attachments, parts, accessories, and accessions thereto, and the proceeds thereof (hereinafter, collectively, the "ITT Products").

         You hereby agree that, so long as any of the indebtedness to us remains outstanding:

         1. Any security interest you may now or hereafter have in the Receivables and Other Inventory and M&E, however, arising, and the proceeds of ITT Products (including but not limited to Receivables) other than the insurance proceeds of the ITT products shall be subject and subordinate in all respects to our security interest, if and to the extent perfected and non-avoidable, in the Receivables, Other Inventory and M&E and proceeds of ITT Products (including but not limited to Receivables) other than the insurance proceeds of the ITT Products, notwithstanding the provisions of applicable law with respect to the priority of our respective security interests and irrespective of the order of attachment or perfection thereof.

         2. Any security interest we may now or hereafter have in the ITT Products and the insurance proceeds of the ITT Products however arising, excluding Receivables and other proceeds of ITT Products, shall be subject and subordinate in all respects to your security interest, if and to the extent perfected and non-avoidable, in the ITT Products excluding Receivables and other proceeds of ITT Products, notwithstanding the provisions of applicable law with respect to the priority of our respective security interests and irrespective of the order of attachment or perfection thereof.

         3. You shall not notify any obligors on the Receivables and other proceeds of ITT Products of your security interest in the ITT Products.

         4. You shall not take any action which will in any way hinder enforcement of our security interest in the Receivables and other proceeds of ITT Products.

         Our respective rights hereunder shall in no way be altered or affected by virtue of any action being taken by or against the Company under any state or federal bankruptcy or insolvency law.

         This agreement is intended solely to establish our respective rights as between ourselves; shall not in any way affect or impair the validity or enforceability of our respective security interests as against any other person or entity; and no such other person or entity (whether the Company, a trustee in bankruptcy or otherwise) shall have any rights or benefits hereunder.


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         This agreement may be terminated by either party upon ninety (90) days written notice to the other party.

         This agreement shall be binding upon our and your successors and assigns and shall be governed and construed in accordance with the laws of the State of New York.

                                        Very truly yours,

                                        THE BANK OF NEW YORK


                                        By: /s/ Gerard Waters
                                           ------------------------
                                           Title:  Vice President



AGREED:

ITT COMMERCIAL FINANCE CORP.


By: /s/                     1/15/94
   ------------------------
   Title:




GW:gd
L-MANCHE.




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